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ARTICLE I Offices

EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

GOLF GALAXY, INC.

i

ii

AMENDED AND RESTATED BYLAWS

OF

GOLF GALAXY, INC.

ARTICLE I

Offices

        The principal office of the corporation shall be located in Minnesota. The corporation may have such other offices, either within or without Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

        The registered office of the corporation required by Chapter 302A, Minnesota Statutes, to be maintained in Minnesota may be, but need not be, identical with the principal office in Minnesota, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

Shareholders

        Section 2.01.    Regular Meetings.     The Board of Directors may cause regular meetings of the shareholders to be held on an annual or less frequent periodic basis for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Such regular meetings shall be held on the date and at the time and place fixed by the Board of Directors.

        Section 2.02.    Special Meetings.     Special meetings of the shareholders may be called for any purpose or purposes at any time, by the chief executive officer, the chief financial officer, two or more directors or a shareholder or shareholders holding ten percent or more of the voting shares.

        Special meetings shall be held on the date and at the time and place fixed by the chief executive officer or the Board of Directors, except that a special meeting called by or at the demand of a shareholder or shareholders pursuant to Section 2.03 of these Bylaws shall be held in the county where the principal executive office is located.

        The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

        Section 2.03.    Demand by Shareholders.     If a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of all voting shares may demand a regular meeting of shareholders. A shareholder or shareholders holding ten percent or more of the voting shares may demand a special meeting of shareholders (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding not less than 25 percent of the voting shares). The demand for a regular or a special meeting shall be given in writing to the chief executive officer or the chief financial officer of the corporation. Within 30 days after receipt of the demand by one of those officers, the Board of Directors shall cause a meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, all at the expense of the corporation. If the Board of Directors fails to cause a meeting to be called and held as required by this section, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Section 2.04 of these Bylaws, all at the expense of the corporation.

        Section 2.04.    Notice.     Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment. The notice shall be given at least five days before the date of the meeting, and not more than 60 days before the date of the meeting. Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations of the Securities Exchange Act of 1934, as amended, so long as the corporation has first received the written or implied consent required by those rules and regulations. The notice shall contain the date, time and place of the meeting, and any other information required by this Article II. In the case of a special meeting, the notice shall contain a statement of the purposes of the meeting. The notice may also contain any other information deemed necessary or desirable by the Board of Directors or by any other person or persons calling the meeting.

        A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice shall be effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting shall be a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

        Section 2.05.    Quorum.     The holders of a majority of the voting power of the shares entitled to vote at a meeting present in person or by proxy at the meeting shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

        Section 2.06.    Voting Rights.     The Board of Directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

        Section 2.07.    Share Register.     The officer or agent having charge of the share register of the corporation shall maintain a share register, not more than one year old, containing a complete list of the shareholders with the address of and the number, class and issuance dates of shares held by each. The share register shall be kept on file at the principal executive office of the corporation, or at another place or places within the United States determined by the Board of Directors, and shall be subject to inspection by any shareholder at any time during usual business hours.

        A shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for the purposes specified in the writing.

        A shareholder shall have one vote for each voting share held. Shares owned by two or more shareholders may be voted by any one of them unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Except as provided herein, a holder of voting shares may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder shall be deemed to have voted all of the shares in that way.

        Section 2.08.    Voting of Shares by Organizations and Legal Representatives.     Shares of the corporation registered in the name of another domestic or foreign corporation may be voted by the president or another legal representative of that corporation. Except as provided herein, shares of the corporation registered in the name of a subsidiary shall not be entitled to vote on any matter. Shares of the corporation in the name of or under the control of the corporation or a subsidiary in a fiduciary capacity shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or gives the corporation binding instructions on how to vote the shares.

        Shares under the control of a person in a capacity as a personal representative, administrator, executor, guardian, conservator or attorney-in-fact may be voted by the person, either in person or by proxy, without registration of those shares in the name of the person. Shares registered in the name of a trustee of a trust or in the name of a custodian may be voted by the person, either in person or by proxy, but a trustee of a trust or a custodian shall not vote shares held by the person unless they are registered in the name of the person.

        Shares registered in the name of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver either in person or by proxy. Shares under the control of a trustee in bankruptcy or a receiver may be voted by the trustee or receiver without registering the shares in the name of the trustee or receiver, if authority to do so is contained in an appropriate order of the court by which the trustee or receiver was appointed.

        Shares registered in the name of any organization not described herein may be voted either in person or by proxy by the legal representative of that organization.

        A shareholder whose shares are pledged may vote those shares until the shares are registered in the name of the pledgee.

        Section 2.09.    Proxies.     A shareholder may cast or authorize the casting of a vote by (a) filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective; or (b) by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, of an appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. The telephonic transmission or authenticated electronic communication must set forth or be submitted with information from which it can be determined that the appointment was authorized by the shareholder. Any copy, facsimile, or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the corporation receives from any one of those shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. The appointment of a proxy shall be valid for eleven months unless a longer period is expressly provided in the appointment.

        Section 2.10.    Action Without a Meeting.     An action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action shall be effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

        Section 2.11.    Properly Brought Business.     At the regular meeting, the shareholders shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at a regular meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the regular meeting (a) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business at the regular meeting; (b) the name and address of record of the shareholders proposing such business; (c) the class or series (if any) and number of shares of the corporation which are owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the regular meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the regular meeting, in accordance with these Bylaws.

ARTICLE III

Board of Directors

        Section 3.01.    Board to Manage.     The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, subject to the rights of the shareholders of the corporation as provided in these Bylaws or pursuant to chapter 302A, Minnesota Statutes.

        Section 3.02.    Number and Tenure.     The number of directors of the corporation shall be such number (not less than three nor more than eleven) as shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, with the term of office of one class expiring each year. Directors of the first class shall be elected to hold office for a term expiring at the annual meeting of shareholders in 2006, directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting in 2007, and directors of the third class shall be elected to hold office for a term expiring at the second succeeding annual meeting in 2008. Commencing in 2006 and except as otherwise provided in these Bylaws, at each annual meeting of shareholders, successors to the directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders following the annual meeting at which such director was elected. Each director shall hold office until his or her successor is elected, or until his or her earlier death, resignation, retirement or removal. Directors shall be natural persons and need not be residents of Minnesota or shareholders of the corporation.

        Section 3.03.    Meetings.     Meetings of the Board of Directors may be called from time to time by or at the request of the chief executive officer or any director. The person calling a meeting of the Board of Directors may fix the date, time and place of the meeting. If the place fixed for the meeting is outside of Minnesota, the Board of Directors may change the place of the meeting to a location within Minnesota.

        A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference shall constitute a meeting of the Board of

Directors, if the same notice is given of the conference as would be required by Section 3.04 of these Bylaws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by such means shall constitute presence in person at the meeting.

        Section 3.04.    Notice.     Notice of any meeting shall be given at least five days previously thereto by written notice mailed to each director at his or her business address or at least 24 hours prior thereto delivered personally. Notice may also be given at least 24 hours prior to any meeting by means of electronic communication if the requirements of Minnesota Statutes Section 302A.231, Subdivision 4, as amended from time to time, are met. The notice need not state the purpose of the meeting.

        A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice shall be effective whether given before, at or after the meeting, and whether given in writing, orally, by authenticated electronic communication or by attendance. Attendance by a director at a meeting shall be a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

        Section 3.05.    Quorum.     A majority of the directors currently holding office present at a meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

        Section 3.06.    Manner of Acting.     Except as otherwise provided in Minnesota Statutes, chapter 302A, the Board of Directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting.

        Section 3.07.    Absent Directors.     A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting. If the director is not present at the meeting, consent or opposition to a proposal shall not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

        Section 3.08.    Action Without a Meeting.     An action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed, or consented to by authenticated electronic communication, by all of the directors, and in the case of an action which need not be approved by the shareholders, such action may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.

        The written action shall be effective when signed by the required number of directors, unless a different effective time is provided in the written action.

        When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date. Failure to provide the notice shall not invalidate the written action. A director who does not sign or consent to the written action shall have no liability for the action or actions taken thereby.

        Section 3.09.    Resignation.     A director may resign at any time by giving written notice to the corporation. The resignation shall be effective without acceptance when the notice is given to the corporation, unless a later effective time is specified in the notice.

        Section 3.10.    Removal.     Any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of at least seventy percent (70%) of the common voting shares. A director may be removed at any time, with or without cause, by the affirmative vote of a majority of the remaining directors present if the director was named by the Board of Directors to fill a vacancy, and the shareholders have not elected directors in the interval between the time of appointment to fill the vacancy and the time of removal. Removal of a director, whether by shareholders or directors, shall be subject to the provisions of any shareholder control agreement.

        Section 3.11.    Vacancies.     Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. Any director so chosen shall hold office until the next election of the class of which such director shall have been so chosen and until their successor shall be elected, or until his or her earlier death, resignation, retirement or removal.

        Section 3.12.    Compensation.     By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid any other compensation for services as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        Section 3.13.    Nomination for Election of Directors.     Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation or with explicit director designation rights, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if s/he should so determine, s/he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IV

Committees

        Section 4.01.    Generally.     A resolution approved by the affirmative vote of a majority of the directors currently holding office may establish committees having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board of Directors.

        Section 4.02.    Membership.     A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present.

        Section 4.03.    Quorum.     A majority of the members of the committee present at a meeting shall constitute a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

        Section 4.04.    Procedure.     The provisions of Sections 3.03, 3.04 and 3.05 of these Bylaws shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors and directors.

        Section 4.05.    Minutes.     Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

ARTICLE V

Officers

        Section 5.01.    Designation.     The officers of the corporation shall be a chief executive officer, a chief financial officer and a secretary, each of whom shall be natural persons and elected by the Board of Directors. The Board of Directors also may, in its discretion, elect one or more other officers (the name, functions and number thereof to be determined by the Board). A chairman of the Board of Directors and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of those offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

        Section 5.02.    Election and Term of Office.     The officers of the corporation shall be elected by the Board of Directors. In the absence of an election or appointment of officers by the Board of Directors, the person or persons exercising the principal functions of the chief executive officer, chief financial officer and secretary shall be deemed to have been elected to those offices. Each officer shall hold office until his or her successor is elected, or until his or her earlier death, resignation, retirement or removal. The election or appointment of a person as an officer or agent shall not, of itself, create contract rights.

        Section 5.03.    Resignation.     An officer may resign at any time by giving written notice to the corporation. The resignation shall be effective without acceptance when the notice is given to the corporation, unless a later effective date is specified in the notice.

        Section 5.04.    Removal.     An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present.

        Section 5.05.    Vacancy.     A vacancy in any office because of death, resignation, retirement or removal or other cause may, or in the case of a vacancy in the office of chief executive officer, chief financial officer or secretary shall, be filled by the Board of Directors for the unexpired portion of the term.

        Section 5.06.    Chief Executive Officer.     The chief executive officer shall: (a) have general active management of the business of the corporation; (b) when present, preside at all meetings of the Board of Directors and of the shareholders; (c) see that all orders and resolutions of the Board of Directors are carried into effect; (d) sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, certificates for shares or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or these Bylaws or by the

Board of Directors to some other officer or agent of the corporation; and (e) perform other duties prescribed by the Board of Directors.

        Section 5.07.    Chief Financial Officer.     The chief financial officer shall: (a) keep accurate financial records for the corporation; (b) deposit all monies, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; (c) endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; (d) disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors; (e) render to the Board of Directors and the chief executive officer, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; and (f) perform other duties prescribed by the Board of Directors or by the chief executive officer.

        Section 5.08.    Secretary.     The secretary shall: (a)  maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the corporate seal, if any; (d) see that a share register of the corporation is maintained in accordance with Section 2.07 of these Bylaws; (e) sign with the chief executive officer, certificates for shares of the corporation; and (f) perform other duties prescribed by the Board of Directors or by the chief executive officer.

        Section 5.09.    Assistants and Acting Officers.     The assistant officers, if any, selected by the Board of Directors, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the chief executive officer, respectively, or by the Board of Directors. The Board of Directors shall have the power to appoint any person to perform the duties of an officer whenever for any reason it is impracticable for such officer to act personally. Such acting officer so appoint shall have the powers of and be subject to, all the restrictions upon the officer to whose office he is so appointed except as the Board of Directors may by resolution otherwise determine.

        Section 5.10.    Delegation.     Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may, without the approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons. An officer who delegates the duties or powers of any office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

        Section 5.11.    Compensation.     The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.

ARTICLE VI

Indemnification

        The corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with the corporation in accordance with, and to the fullest extent provided by, the provisions of chapter 302A, Minnesota Statutes.

ARTICLE VII

Certificates for Shares and Their Transfer

        Section 7.01.    Certificates for Shares.     Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. A certificate representing shares of the corporation shall contain on its face the name of the corporation, a statement that the corporation is incorporated under the laws of Minnesota, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, of shares represented by the certificate. A new share certificate may be issued in place of one that is alleged to have been lost, stolen or destroyed. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a certificate that is alleged to have been lost, stolen or destroyed a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

        Section 7.02.    Transfer of Shares.     Transfer of shares of the corporation shall be made only on the share register of the corporation by the record holder thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares, or by evidence of transfer. The person in whose name shares stand on the share register of the corporation shall be deemed by the corporation to be the owner thereof for all purposes unless a different beneficial owner shall have been designated as provided in Section 2.07 of these Bylaws.

ARTICLE VIII

Distributions

        The Board of Directors may authorize, and the corporation may make, a distribution only if the Board of Directors determines, in accordance with Minnesota law, that the corporation will be able to pay its debts in the ordinary course of business after making the distribution and the Board does not know before the distribution is made that the determination was or has become erroneous. For purposes of this section, "distribution" means a direct or indirect transfer of money or other property, other than shares of the corporation, with or without consideration, or an incurrence of indebtedness by the corporation to or for the benefit of its shareholders in respect of its shares. A distribution may be in the form of a dividend or a distribution in liquidation or as consideration for the purchase, redemption or other acquisition of the corporation's shares, or otherwise.

ARTICLE IX

Fiscal Year

        Each fiscal year of the corporation shall end on the Saturday closest to the last day of February of such year and the succeeding fiscal year shall commence on the next day thereafter.

ARTICLE X

Seal

        The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the state of incorporation and the words "Corporate Seal."

ARTICLE XI

Amendment

        These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors, or by the shareholders, as provided in chapter 302A, Minnesota Statutes and the Amended and Restated Articles of Incorporation.

ARTICLE XII

Governing Law

        The corporation has been formed under and pursuant to the provisions of chapter 302A, Minnesota Statutes. All references in these Bylaws to chapter 302A, Minnesota Statutes shall mean and include such chapter as currently enacted or hereafter amended.

CERTIFICATION OF BYLAWS

        The undersigned hereby certifies that the foregoing Amended and Restated Bylaws were adopted by the directors on the 23rd day of June, 2005 effective concurrent with the closing of the Corporation's initial public offering.

/s/ GREGORY B. MAANUM Gregory B. Maanum, Secretary